XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 11
Bermuda

			Phone Fax	(441) 292 8515 (441) 292 5280
Press Release
Contact:	David Radulski Investor Relations (441) 294 7460	Carol A. Parker Trott Media Relations (441) 294 7290

XL CAPITAL LTD TO PUBLISH GLOBAL LOSS TRIANGLES

Hamilton, Bermuda – May 6, 2008 – XL Capital Ltd (NYSE: XL) (“XL” or the “Company”) announced today that it intends to publish its Global Loss Triangles after the close of regular stock market trading hours on Tuesday, May 6, 2008. A copy of these documents will be available in the Investor Relations section of the Company’s website located at www.xlcapital.com.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of global insurance and reinsurance coverages to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. As of March 31, 2008, XL Capital Ltd had consolidated assets of $54.8 billion and consolidated shareholders’ equity of $9.3 billion. More information about XL Capital Ltd is available at www.xlcapital.com.

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